Exhibit 5.1

MICHAEL J. MORRISON

ATTORNEY AND COUNSELOR AT LAW

1495 RIDGEVIEW DRIVE, SUITE 220
RENO, NEVADA 89519
(775) 827-6300
FAX (775) 827-6311
E-MAIL: VentureLawUSA@gmail.com
WEBSITE: www.venturelawUSA.com

April 4, 2016

Wellspring Aerospace International, Inc.

3933 Clayton Road West,

Fort Worth, Texas, 76116

Dear Madams/Sirs:

Re:	Common Stock of WELLSPRING AEROSPACE INTERNATIONAL, INC.,
to be Registered on Form S-1, dated December 6, 2016

We have acted as counsel to WELLSPRING AEROSPACE INTERNATIONAL, INC. (the "Company"), a corporation incorporated under the laws of the State of Nevada, in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-1 (the "Registration Statement"), on or about the date of this letter, under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration for a public offering of up to 4,000,000 shares of common stock, par value $0.001, offered by the Company for sale through the Registration Statement filed by the Company (the "Registered Shares").

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. In connection with rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the proceedings of the Board of Directors of the Company relating to the proposed issuance of the Shares; and (e) such statutes, records and other documents and matters as we have deemed necessary.

In rendering our opinion set forth below, we have assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto (other than the Company), that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

We have also examined the originals or copies of such corporate records of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies or as facsimiles of copies or originals, which assumptions we have not independently verified.

We have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth herein, we are of the opinion that the Registered Shares have been duly authorized by all requisite corporate action and will be, when sold and paid for pursuant to the Registration Statement, legally issued, fully paid and non-assessable under Nevada law, including the statutory provisions , all applicable provisions of the Nevada Constitution and all reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,